Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Subramanian Sundaresh, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of Adaptec, Inc. for the quarter ended December 31, 2007 (the "Form 10-Q"), that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the quarterly periods covered by the Form 10-Q.

Date: February 6, 2008	By: /s/ SUBRAMANIAN SUNDARESH Subramanian Sundaresh Chief Executive Officer

I, Christopher O'Meara, certify to the best of my knowledge based upon a review of the Form 10-Q, that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-Q.

Date: February 6, 2008	By: /s/ CHRISTOPHER O'MEARA Christopher O'Meara Chief Financial Officer